                          NEWS RELEASE               Exhibit 99.1
                              from
            [Pennsylvania-American Water Company - Logo]
800 West Hershey Park Drive, P.O. Box 888, Hershey, PA 17033-0888
                          (717) 533-5000


                                     Contact: Bob Manbeck
FOR IMMEDIATE RELEASE                         Dir.-Communications
---------------------
                                          Phone:   (717) 531-3304 office
                                                   (717) 697-6373 home

                                          Date:    February 16, 1996



           Pennsylvania-American Acquires PG&W Water System
          --------------------------------------------------


     Hershey, PA - The largest asset acquisition in the history of the

United States water utility business was completed today when Hershey-based

Pennsylvania-American Water Company (PAWC) purchased the regulated water assets of Pennsylvania Gas and Water Company (PG&W) for about $409 million.

     PAWC is the largest regulated water company in the United States and a subsidiary of American Water Works Company, Inc. (NYSE:AWK) (AWWC) of

Voorhees, N.J.  PG&W is a subsidiary of Pennsylvania Enterprises, Inc.

(NYSE:PNT) (PEI) based in Wilkes-Barre.  Regulatory approval for the transaction was granted by the Pennsylvania Public Utility commission.  The purchase was financed by a combination of cash and assumption of bonds.

     As a result of the purchase, PAWC will serve an additional 400,000 people living in 65 communities located in portions of Lackawana, Luzerne,

Susquehanna and Wayne Counties including the cities of Scranton and Wilkes-

Barre.  The assets include 10 water treatment plants, 36 reservoirs and

8,000 acres of watershed land.











                                                               Exhibit 99.1


Pennsylvania-American Water Company
February 16, 1996
Page Two



     "This historic acquisition represents a true milestone in the growth of Pennsylvania-American Water Company," said PAWC President Robert M.

Ross.  "The new service areas in northeastern Pennsylvania border several systems we operate in the Poconos region.  We are looking forward to providing safe, reliable and environmentally responsible water service to people living within these four counties.  Pennsylvania-American prides itself in providing quality water and superior service to its customers,"

Ross said.

     The company's additional service area spans over 200 square miles.  Of the 298 employees who will operate the company's new service area, 294 formerly worked for PG&W.

     With the PG&W acquisition, PAWC will serve a population of nearly 2 million people in 31 Pennsylvania counties encompassing 287 municipalities.